As filed with the Securities and Exchange Commission on November 2, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILLBROS GROUP, INC.
(Exact name of registrant as specified in its charter)

Republic of Panama (State or other jurisdiction of incorporation or organization)	98-0160660 (I.R.S. Employer Identification Number)

PLAZA 2000 BUILDING
50TH STREET, 8TH FLOOR
P.O. BOX 0816-01098
PANAMA, REPUBLIC OF PANAMA
+50-7-213-0947
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert R. Harl
President and Chief Executive Officer
Willbros Group, Inc.
c/o Willbros USA, Inc.
4400 Post Oak Parkway,
Suite 1000
Houston, Texas 77027
(713) 403-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

WITH COPIES TO:
Robert J. Melgaard, Esq.
Mark D. Berman, Esq.
Conner & Winters, LLP
4000 One Williams Center
Tulsa, Oklahoma 74172
(918) 586-5711
(918) 586-8548 (Facsimile)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Security	Price	Registration Fee
Common Stock ($0.05 par value)(1)	(2)	(2)	(2)	(2)
Preferred Share Purchase Rights(1)

(1)	Each share of Common Stock registered hereunder includes an associated Preferred Share Purchase Right pursuant to the Rights Agreement, dated April 1, 1999, with Mellon Investor Services LLC, as Rights Agent.

(2)	An indeterminate aggregate initial offering price or number of shares of Common Stock is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the entire registration fee.

WILLBROS GROUP, INC.

Common Stock

Willbros Group, Inc. may from time to time offer to sell shares of common stock. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “WG.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Investing in our securities involves certain risks, including the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission, or SEC, on March 14, 2007, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and/or risk factors, if any, set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, as referenced in this prospectus under the caption “Incorporation of Certain Documents by Reference.”

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before making an investment in our securities.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement, or any documents incorporated by reference therein, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, all references in this prospectus to “Willbros,” the “Company,” “we,” “us” and “our” refer to Willbros Group, Inc., and its consolidated subsidiaries and predecessors.

WILLBROS GROUP, INC.

We are an independent international contractor serving the oil, gas and power industries and government entities worldwide. Our principal markets are the United States, Canada and the Middle East. We currently operate our business in three segments: Engineering, Construction and Engineering, Procurement and Construction or “EPC.” We provide engineering, construction, EPC and specialty services to industry and governmental entities worldwide, specializing in pipelines and associated facilities. We are also actively involved in asset development, ownership and operations as an extension of our portfolio of industry services.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should consider carefully the risk factors identified under the caption “Risk Factors” in any applicable prospectus supplements and our most recent annual report on Form 10-K and in any of our other filings with the SEC under the Securities Exchange Act of 1934, as amended, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein before purchasing any of our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

CAUTIONARY NOTICE REGARDING
FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus that address activities, events or developments which we expect or anticipate will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), oil, gas, gas liquids and power prices, demand for our services, the amount and nature of future investments by governments, expansion and other development trends of the oil, gas and power industries, business strategy, expansion and growth of our business and operations, the outcome of government investigations and legal proceedings and other such matters are forward-looking statements. These forward-looking statements are based on assumptions and analyses we made in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties. As a result, actual results could differ materially from our expectations. Factors that could cause actual results to differ from those contemplated by our forward-looking statements include, but are not limited to, the following:

•	difficulties we may encounter in connection with the recently completed sale and disposition of our Nigeria assets and Nigeria based operations, including without limitation, obtaining indemnification for any losses we may experience if claims are made against any corporate parent guarantees we provided and which remained in place subsequent to the closing;

•	the consequences we may encounter if our settlements in principle with the DOJ and the SEC are finalized, including the imposition of civil or criminal fines, penalties, disgorgement of profits, monitoring arrangements, or other sanctions that might be imposed as a result of government investigations;

•	the consequences we may encounter if our settlements in principle with the DOJ and the SEC are not finalized, including the loss of eligibility to bid for and obtain U.S. government contracts, and other civil and criminal sanctions which may exceed the current amount we have estimated and reserved in connection with the settlements in principle;

•	the commencement by foreign governmental authorities of investigations into the actions of our current and former employees, and the determination that such actions constituted violations of foreign law;

•	the dishonesty of employees and/or other representatives or their refusal to abide by applicable laws and our established policies and rules;

•	adverse weather conditions not anticipated in bids and estimates;

•	project cost overruns, unforeseen schedule delays, and the application of liquidated damages;

•	cancellation of projects, in whole or in part;

•	failing to realize cost recoveries from projects completed or in progress within a reasonable period after completion of the relevant project;

•	inability to hire and retain sufficient skilled labor to execute our current work, our work in backlog and future work we have not yet been awarded;

•	inability to execute cost-reimbursable projects within the target cost, thus eroding contract margin but not contract income on the project;

•	curtailment of capital expenditures in the oil, gas and power industries;

•	political or social circumstances impeding the progress of our work and increasing the cost of performance;

•	failure to obtain the timely award of one or more projects;

•	inability to identify and acquire suitable acquisition targets on reasonable terms;

•	inability to obtain adequate financing;

•	inability to obtain sufficient surety bonds or letters of credit;

•	loss of the services of key management personnel;

•	the demand for energy moderating or diminishing;

•	downturns in general economic, market or business conditions in our target markets;

•	changes in the effective tax rate in countries where our work will be performed;

•	changes in applicable laws or regulations, or changed interpretations thereof;

•	changes in the scope of our expected insurance coverage;

•	inability to manage insurable risk at an affordable cost;

•	the occurrence of the risk factors listed elsewhere or incorporated by reference in this prospectus and accompanying prospectus supplement; and

•	other factors, most of which are beyond our control.

Consequently, all of the forward-looking statements made or incorporated by reference in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the consequences for, or effects on, our business or operations that we anticipate today. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, funding possible acquisitions of additional assets and businesses which would complement our capabilities, additions to our working capital and capital expenditures. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF CAPITAL STOCK

General

We have 71 million authorized shares of capital stock, consisting of (a) 70 million shares of common stock, par value $0.05 per share; and (b) 1 million shares of Class A preferred stock, par value $0.01 per share.

Common Stock

As of September 30, 2007, 29,131,831 shares of our common stock were outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable, and any shares issued upon exercise of the warrants will be fully paid and non-assessable. The holders of our common stock are entitled to one vote for each share of common stock held on all matters voted upon by stockholders, including the election of directors. Holders of our common stock have no right to cumulate their votes in the election of directors. Subject to the rights of any then-outstanding shares of our preferred stock, the holders of our common stock are entitled to receive dividends as may be declared in the discretion of the board of directors out of funds legally available for the payment of dividends. We are subject to restrictions on the payment of dividends under the provisions of our senior secured credit facility.

The holders of our common stock are entitled to share equally and ratably in our net assets upon a liquidation or dissolution after we pay or provide for all liabilities, subject to any preferential liquidation rights of any preferred stock that at the time may be outstanding. The holders of our common stock have no preemptive, subscription, conversion or redemption rights. There are no governmental laws or regulations in the Republic of Panama affecting the remittance of dividends, interest and other payments to our nonresident stockholders so long as we continue not to engage in business in the Republic of Panama.

Our articles of incorporation contain restrictions, subject to the determination by the board of directors in good faith and in its sole discretion, on the transfer of any shares of our common stock in order to prevent us from becoming a “controlled foreign corporation” under United States tax law. See “ — Anti-Takeover Effects of Provisions of our Articles of Incorporation and By-laws.”

Class A Preferred Stock

As of the date of this prospectus, there were no outstanding shares of our Class A preferred stock; however, the board of directors has reserved for issuance pursuant to our Stockholder Rights Plan described below 35,000 shares of Series A junior participating preferred stock. Class A preferred stock may be issued from time to time in one or more series, and the board of directors, without further approval of the stockholders, is authorized to fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund and any other rights, preferences, privileges and restrictions applicable to each series of Class A preferred stock.

The specific matters that the board of directors may determine include the following:

•	the designation of each series;

•	the number of shares of each series;

•	the rate of any dividends;

•	whether any dividends will be cumulative or non-cumulative;

•	the terms of any redemption;

•	the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

•	rights and terms of any conversion or exchange;

•	restrictions on the issuance of shares of the same series or any other series; and

•	any voting rights.

The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Class A preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could:

•	decrease the amount of earnings and assets available for distribution to holders of common stock;

•	adversely affect the rights and powers, including voting rights, of holders of common stock; and

•	have the effect of delaying, deferring or preventing a change in control.

For example, the board of directors, with its broad power to establish the rights and preferences of authorized but unissued Class A preferred stock, could issue one or more series of Class A preferred stock entitling holders to vote separately as a class on any proposed merger or consolidation, to convert Class A preferred stock into a larger number of shares of common stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control, or to exercise other rights designed to impede a takeover.

Stockholder Rights Plan

On April 1, 1999, our Board of Directors approved a rights agreement with Mellon Investor Services LLC, as rights agent, and declared a distribution of one preferred share purchase right (“Right”) for each outstanding share of common stock. Each Right, when it becomes exercisable, entitles its registered holder to purchase one one-thousandth of a share of Series A junior participating preferred stock (“Series A preferred stock”) at a price of $30.00 per one one-thousandth of a share.

The Rights are attached to and trade with shares of our common stock. Currently, the Rights are not exercisable and there are no separate certificates representing the Rights. If the Rights become exercisable, we will distribute separate Rights certificates. Until that time and as long as the Rights are outstanding, any transfer of shares of our common stock will also constitute the transfer of the Rights associated with those common shares. The Rights will expire on April 15, 2009, unless we redeem or exchange the Rights before that date.

The Rights will become exercisable upon the earlier to occur of:

•	the public announcement that a person or group of persons has acquired 15 percent or more of our common stock, except in connection with an offer approved by our board of directors; or

•	10 days, or a later date determined by our board of directors, after the commencement of, or announcement of an intention to commence, a tender or exchange offer that would result in a person or group of persons acquiring 15 percent or more of our common stock.

If any person or group of persons acquire 15 percent or more of our common stock, except in connection with an offer approved by our board of directors, each holder of a Right, except the acquiring person or group, will have the right, upon exercise of the Right, to receive that number of shares of our common stock or Series A preferred stock having a value equal to two times the exercise price of the Right.

In the event that any person or group acquires 15 percent or more of our common stock and either (a) we are acquired in a merger or other business combination in which the holders of all of our common stock immediately prior to the transaction are not the holders of all of the surviving corporation’s voting power or (b) more than 50% of our assets or earning power is sold or transferred, then each holder of a Right, except the acquiring person or group, will have the right, upon exercise of the Right, to receive common shares of the acquiring company having a value equal to two times the exercise price of the Right.

The Rights are redeemable in whole, but not in part, by action of the board of directors at a price of $.005 per Right prior to the earlier to occur of a person or group acquiring 15 percent of our common stock or the expiration of the Rights. Following the public announcement that a person or group has acquired 15 percent of our common stock, the Rights are redeemable in whole, but not in part, by action of the board of directors at a price of $.005 per Right, provided the redemption is in connection with a merger or other business combination involving our company in which all the holders of our common stock are treated alike and which does not involve the acquiring person or its affiliates.

In the event shares of Series A preferred stock are issued upon the exercise of the Rights, holders of the Series A preferred stock will be entitled to receive, in preference to holders of common stock, a quarterly dividend payment in an amount per share equal to the greater of (a) $10.00 or (b) 1,000 times the dividend declared per share of common stock. The Series A preferred stock dividends are cumulative but do not bear interest. Shares of Series A preferred stock are not redeemable. In the event of liquidation, the holders of the Series A preferred stock will be entitled to a minimum preferential liquidation payment of $1,000 per share; thereafter, and after the holders of the common stock receive a liquidation payment of $1.00 per share, the holders of the Series A preferred stock and the holders of the common stock will share the remaining assets in the ratio of 1,000 to 1 (as adjusted) for each share of Series A preferred stock and common stock so held, respectively. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged, each share of Series A preferred stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by antidilution provisions.

Each share of Series A preferred stock will have 1,000 votes, voting together with the common stock. In the event that the amount of accrued and unpaid dividends on the Series A preferred stock is equivalent to six full quarterly dividends or more, the holders of the Series A preferred stock shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the common stock until all cumulative dividends on the Series A preferred stock have been paid through the last quarterly dividend payment date or until non-cumulative dividends have been paid regularly for at least one year.

The stockholder rights plan is designed to deter coercive takeover tactics that attempt to gain control of our company without paying all stockholders a fair price. The plan discourages hostile takeovers by effectively allowing our stockholders to acquire shares of our capital stock at a discount following a hostile acquisition of a large block of our outstanding common stock and by increasing the value of consideration to be received by stockholders in specified transactions following an acquisition.

Anti-Takeover Effects of Provisions of our Articles of Incorporation and By-Laws

Our articles of incorporation, as amended and restated, and our restated by-laws contain provisions that might be characterized as anti-takeover provisions. These provisions may deter or render more difficult proposals to acquire control of our company, including proposals a stockholder might consider to be in his or her best interest, impede or lengthen a change in membership of the board of directors and make removal of our management more difficult.

Classified Board of Directors; Removal of Directors; Advance Notice Provisions for Stockholder Nominations

Our articles of incorporation provide for the board of directors to be divided into three classes of directors serving staggered three-year terms, with the numbers of directors in the three classes to be as nearly equal as possible. Any director may be removed from office but only for cause and only by the affirmative vote of a majority of the then outstanding shares of stock entitled to vote on the matter. Any stockholder wishing to submit a nomination to the board of directors must follow the procedures outlined in our articles of incorporation. Any proposal to amend or repeal the provisions of our articles of incorporation relating to the matters contained above in this paragraph requires the affirmative vote of the holders of 75% or more of the outstanding shares of stock entitled to vote on the matter.

Unanimous Consent of Stockholders Required For Action by Written Consent

Under our restated by-laws, stockholder action may be taken without a meeting only by unanimous written consent of all of our stockholders.

Issuance of Preferred Stock

As described above, our articles of incorporation authorize a class of undesignated Class A preferred stock consisting of 1,000,000 shares. Class A preferred stock may be issued from time to time in one or more series, and the board of directors, without further approval of the stockholders, is authorized to fix the rights, preferences, privileges and restrictions applicable to each series of Class A preferred stock. The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Class A preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us.

Restrictions on Transfer of Common Stock

Our articles of incorporation provide for restrictions on the transfer of any shares of our common stock to prevent us from becoming a “controlled foreign corporation” under United States tax law. Any purported transfer, including a sale, gift, assignment, devise or other disposition of common stock, which would result in a person or persons becoming the beneficial owner of 10% or more of the issued and outstanding shares of our common stock, is subject to a determination by our board of directors in good faith, in its sole discretion, that the transfer would not in any way, directly or indirectly, affect our status as a non-controlled foreign corporation. The transferee or transferor to be involved in a proposed transfer must give written notice to our Secretary not less than 30 days prior to the proposed transfer. In the event of an attempted transfer in violation of the provisions of our articles of incorporation relating to the matters contained in this paragraph, the purported transferee will acquire no rights whatsoever in the transferred shares of common stock. Nothing in this provision, however, precludes the settlement of any transactions entered into through the facilities of the New York Stock Exchange. If the board of directors determines that a transfer has taken place in violation of these restrictions, the board of directors may take any action it deems advisable to refuse to give effect to or to prevent the transfer, including instituting judicial proceedings to enjoin the transfer.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock, as well as the rights agent under our rights agreement, is Mellon Investor Services LLC.

PLAN OF DISTRIBUTION

We may sell the securities from time to time as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, as amended. From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, as amended, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’

obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for us in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Arias, Fabrega & Fabrega, Panama City, Panama will provide opinions regarding the validity of the common stock offered hereby.

EXPERTS

Our consolidated financial statements as of December 31, 2006 and 2005 and for the years ended December 31, 2006 and 2005, and for each of the years in the two-year period ended December 31, 2006, and the effects of the adjustments to the 2004 consolidated financial statements to retrospectively apply the change as discussed in Note 2 and the change in reportable operating segments as described in Note 12, incorporated by reference from our Current Report on Form 8-K filed on October 16, 2007, and our financial statement schedule as of December 31, 2006 and for each of the years in the two-year period then ended, incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, have been incorporated by reference herein and in the registration statement in reliance upon the reports of GLO CPAs, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Our consolidated statements of operation, stockholders’ equity and comprehensive income (loss), and cash flows for the year ended December 31, 2004, before the effects of the adjustment to retrospectively apply the change in accounting discussed in Note 2 and the change in reportable operating segments as described in Note 12, incorporated by reference from our Current Report on Form 8-K filed on October 16, 2007, and our financial statement schedule as of December 31, 2004 and for the year then ended, incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of InServ for the years ended December 31, 2006, 2005 and 2004 included in our Current Report on Form 8-K dated November 2, 2007, which is incorporated herein by reference, have been audited by Grant Thornton LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

We have agreed to indemnify and hold KPMG LLP (“KPMG”) harmless against and from any and all legal costs and expenses incurred by KPMG in its successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on our financial statements for the year ended December 31, 2004, and the related financial statement schedule, incorporated by reference herein and in this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement and the reports and other information we file with the SEC at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website which provides online access to reports, proxy and information statements and other information regarding companies that file electronically with the SEC at the address http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. We incorporate by reference the documents listed below that we previously filed with the SEC (SEC File No. 1-11953) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the completion of the offering covered by this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

•	Our Current Reports on Form 8-K filed on January 8, 2007, January 16, 2007, February 8, 2007, March 7, 2007, May 17, 2007, May 24, 2007, May 30, 2007, June 8, 2007, August 16, 200, August 21, 2007, September 14, 2007, October 16, 2007 and November 2, 2007;

•	The description of our common stock contained in our registration statement on Form 8-A, dated July 19, 1996, including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description; and

•	The description of our preferred stock purchase rights contained in our registration statement on Form 8-A, dated April 9, 1999, including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You can access these documents on our website at http://www.willbros.com or you may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Willbros USA, Inc.
4400 Post Oak Parkway
Suite 1000
Houston, TX 77027
Attention: Investor Relations
(713) 403-8000

Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

The reports, proxy statements and other information we file with the SEC can also be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10002. For more information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

All amounts, which are payable by the Registrant, are estimates.

SEC registration fee	$	*
Legal fees and expenses (including Blue Sky fees)		250,000
Accounting fees and expenses		530,000
Printing fees and expenses		325,000
Miscellaneous		25,000

Total		$1,130,000

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r).

Item 15.	Indemnification of Directors and Officers.

Article 64 of the General Corporation Law of Panama (the “PGCL”) provides that directors shall be liable to creditors of the Registrant for authorizing a dividend or distribution of assets with knowledge that such payments impair the Registrant’s capital or for making a false report or statement in any material respect. In addition, Article 444 of the Panama Code of Commerce (“Article 444”) provides that directors are not personally liable for the Registrant’s obligations, except for liability to the Registrant and third parties for the effectiveness of the payments to the Registrant made by stockholders, the existence of dividends declared, the good management of the accounting, and in general, for execution or deficient performance of their mandate or the violation of laws, the Articles of Incorporation, the By-laws or resolutions of the stockholders. Article 444 provides that the liability of directors may only be claimed pursuant to a resolution of the stockholders.

The PGCL does not address the issue as to whether or not a corporation may eliminate or limit a director’s, officer’s or agent’s liability to the corporation. Nevertheless, Arias, Fabrega & Fabrega, Panamanian counsel to the Registrant, has advised the Registrant that, as between the Registrant and its directors, officers and agents, such liability may be released under general contract principles, to the extent that a director, officer or agent, in the performance of his duties to the corporation, has not acted with gross negligence or malfeasance. This release may be included in the Articles of Incorporation or By-laws of the Registrant or in a contract entered into between the Registrant and the director, officer or agent. While such a release may not be binding with respect to a third person or stockholder claiming liability under Article 444, in order to claim such liability, a resolution of the stockholders would be necessary, which the Registrant believes would be difficult to secure in the case of a publicly held company.

The PGCL does not address the extent to which a corporation may indemnify a director, officer or agent. However, the Registrant’s Panamanian counsel has advised the Registrant that, under general agency principles, an agent, which would include directors and officers, may be indemnified against liability to third persons, except for a claim based on Article 64 of the PGCL or for losses due to gross negligence or malfeasance in the performance of such agent’s duties. The Registrant’s Restated Articles of Incorporation release directors from personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director and authorize the Registrant’s board of directors to adopt By-laws or resolutions to this effect or to cause the Registrant to enter into contracts providing for limitation of liability and for indemnification of directors, officers, and agents. The Registrant’s Restated By-laws provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by, and in the manner permissible under, the laws of the Republic of Panama. The Registrant has also entered into specific agreements with its directors and officers providing for indemnification of such persons under certain circumstances. The Registrant carries directors’ and officers’ liability insurance to insure its officers and directors against liability for certain errors and omissions and to defray costs of a suit or proceeding against an officer or director. The Registrant also carries directors’ and officers’ liability insurance which insures its officers and directors against liabilities they may incur in connection with the registration, offering or sale of the securities covered by this Registration Statement.

The preceding discussion is subject to the Registrant’s Restated Articles of Incorporation and Restated By-laws and the provisions of Article 64 of the PGCL and Article 444 as applicable. It is not intended to be exhaustive and is qualified in its entirety by the Registrant’s Restated Articles of Incorporation, the Registrant’s Restated By-laws and Article 64 of the PGCL and Article 444.

Item 16.	Exhibits and Financial Statement Schedules.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference herein.

Exhibit
Number		Description

1*		Form of Underwriting Agreement.
4.1		Amended and Restated Articles of Incorporation of the Registrant (previously filed as Exhibit 3.2 to the Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2006, and incorporated by reference herein).
4.2		Restated By-laws of the Registrant (previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-5413 (the “S-1 Registration Statement”), and incorporated by reference herein).
4.3		Form of Stock Certificate for Common Stock, par value $0.05 per share (previously filed as Exhibit 4 to the S-1 Registration Statement, and incorporated by reference herein).
4.4		Indenture (including form of note) dated March 12, 2004 between the Registrant and JPMorgan Chase Bank, as trustee, relating to the 2.75% Convertible Senior Notes due 2024 (previously filed as Exhibit 10.2 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2004, and incorporated by reference herein).
4.5		First Supplemental Indenture, dated September 22, 2005, between the Registrant and JPMorgan Chase Bank, N.A., successor to JPMorgan Chase Bank, as trustee to the Indenture, dated March 12, 2004, (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated September 22, 2005 filed September 28, 2005, and incorporated by reference herein).
4.6		Indenture (including form of note) dated December 23, 2005 among the Registrant, Willbros USA, Inc., as guarantor and The Bank of New York, as trustee, relating to the 6.5% Senior Convertible Notes due 2012 (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 23, 2005, and incorporated by reference herein).
4.7		Securities Purchase Agreement dated October 26, 2006, by and among the Registrant and the buyers listed on the signature pages thereto (the “Buyers”) (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 27, 2006, and incorporated by reference herein).
4.8		Registration Rights Agreement dated October 27, 2006, by and among the Registrant and the Buyers (previously filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 27, 2006, and incorporated by reference herein).
4.9		Rights Agreement dated April 1, 1999 between the Registrant and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (previously filed as an exhibit to the Registrant’s Registration Statement on Form 8-A, dated April 9, 1999, and incorporated by reference herein).
4.10		Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant (previously filed as Exhibit 3 to the Registrant’s Report on Form 10-Q for the quarter ended March 31, 1999, and incorporated by reference herein).
4.11		Form of Warrant dated October 27, 2006 (previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 27, 2006, and incorporated by reference herein).
5**		Opinion of Arias, Fabrega & Fabrega, regarding the legality of the securities.
8	.1*	Opinion of Sidley Austin LLP regarding U.S. tax matters.

Exhibit
Number		Description

8	.2*	Opinion of Arias, Fabrega & Fabrega regarding Panamanian tax matters.
23	.1**	Consent of GLO CPAs, LLP.
23	.2**	Consent of KPMG LLP.
23	.3**	Consent of Grant Thornton LLP.
23	.4**	Consent of Arias, Fabrega & Fabrega (included in Exhibit 5).
24**		Power of Attorney (included on the signature page).

*	To be filed, if necessary, by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated by reference herein.

**	Included herewith.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for purposes of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of November 2007.

WILLBROS GROUP, INC.

By:	/s/ ROBERT R. HARL
Robert R. Harl
Chief Executive Officer,
President and Chief Operating Officer

Each of the undersigned officers and directors of Willbros Group, Inc., a Republic of Panama corporation, whose signature appears below hereby constitutes and appoints Robert R. Harl, Van A. Welch and John T. Dalton, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John T. McNabb, II John T. McNabb, II	Chairman of the Board	November 2, 2007

/s/ Robert R. Harl Robert R. Harl	Director, Chief Executive Officer, President and Chief Operating Officer (Principal Executive Officer and Authorized Representative in the United States)	November 2, 2007

/s/ Van A. Welch Van A. Welch	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	November 2, 2007

/s/ Michael J. Bayer Michael J. Bayer	Director	November 2, 2007

/s/ S. Fred Isaacs S. Fred Isaacs	Director	November 2, 2007

/s/ Gerald J. Maier Gerald J. Maier	Director	November 2, 2007

Signature	Title	Date

Robert L. Sluder	Director	November , 2007

/s/ James B. Taylor, Jr. James B. Taylor, Jr.	Director	November 2, 2007

/s/ S. Miller Williams S. Miller Williams	Director	November 2, 2007

Index to Exhibits

Exhibit
Number		Description

1*		Form of Underwriting Agreement.
4.1		Amended and Restated Articles of Incorporation of the Registrant (previously filed as Exhibit 3.2 to the Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2006, and incorporated by reference herein).
4.2		Restated By-laws of the Registrant (previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-5413 (the “S-1 Registration Statement”), and incorporated by reference herein).
4.3		Form of Stock Certificate for Common Stock, par value $0.05 per share (previously filed as Exhibit 4 to the S-1 Registration Statement, and incorporated by reference herein).
4.4		Indenture (including form of note) dated March 12, 2004 between the Registrant and JPMorgan Chase Bank, as trustee, relating to the 2.75% Convertible Senior Notes due 2024 (previously filed as Exhibit 10.2 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2004, and incorporated by reference herein).
4.5		First Supplemental Indenture, dated September 22, 2005, between the Registrant and JPMorgan Chase Bank, N.A., successor to JPMorgan Chase Bank, as trustee to the Indenture, dated March 12, 2004, (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated September 22, 2005 filed September 28, 2005, and incorporated by reference herein).
4.6		Indenture (including form of note) dated December 23, 2005 among the Registrant, Willbros USA, Inc., as guarantor and The Bank of New York, as trustee, relating to the 6.5% Senior Convertible Notes due 2012 (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 23, 2005, and incorporated by reference herein).
4.7		Securities Purchase Agreement dated October 26, 2006, by and among the Registrant and the buyers listed on the signature pages thereto (the “Buyers”) (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 27, 2006, and incorporated by reference herein).
4.8		Registration Rights Agreement dated October 27, 2006, by and among the Registrant and the Buyers (previously filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 27, 2006, and incorporated by reference herein).
4.9		Rights Agreement dated April 1, 1999 between the Registrant and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (previously filed as an exhibit to the Registrant’s Registration Statement on Form 8-A, dated April 9, 1999, and incorporated by reference herein).
4.10		Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant (previously filed as Exhibit 3 to the Registrant’s Report on Form 10-Q for the quarter ended March 31, 1999, and incorporated by reference herein).
4.11		Form of Warrant dated October 27, 2006 (previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 27, 2006, and incorporated by reference herein).
5**		Opinion of Arias, Fabrega & Fabrega, regarding the legality of the securities.
8	.1*	Opinion of Sidley Austin LLP regarding U.S. tax matters.
8	.2*	Opinion of Arias, Fabrega & Fabrega regarding Panamanian tax matters.
23	.1**	Consent of GLO CPAs, LLP.
23	.2**	Consent of KPMG LLP.
23	.3**	Consent of Grant Thornton LLP.
23	.4**	Consent of Arias, Fabrega & Fabrega (included in Exhibit 5).
24**		Power of Attorney (included on the signature page).

*	To be filed, if necessary, by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated by reference herein.

**	Included herewith.